Exhibit 99.1

Ultra Petroleum Reports Record Third Quarter 2005 Results

*	Achieves record earnings of $60.9 million, up 118 percent from the same quarter in 2004.

*	Accomplishes record cash flow of $108.3 million, up 110 percent from the same period in 2004.

*	Attains record production of 18.7 Bcfe, up 44 percent over third quarter 2004 levels.

          HOUSTON, Oct. 25 /PRNewswire-FirstCall/ -- Ultra Petroleum Corp. (Amex: UPL) today reported earnings for the three month period ended September 30, 2005, increased 118 percent to $60.9 million, or $0.38 per diluted share, up from $27.9 million, or $0.17 per diluted share, for the same period in 2004.  Operating cash flow(1) for the third quarter of 2005 increased 110 percent to $108.3 million or $0.67 per diluted share, compared to $51.4 million or $0.32 per diluted share for the same period in 2004.  All historical per share data information has been adjusted to reflect the company’s two-for-one stock split effective May 2, 2005.

          Production for the third quarter of 2005 increased 44 percent to 18.7 Bcfe, compared to 13.0 Bcfe, for the same period in 2004.  Including effects of hedging, average realized natural gas prices for the third quarter increased to $6.86 per Mcf compared to $4.91 per Mcf during the same period in 2004 while average Wyoming oil prices increased to $65.20 per bbl compared to $42.12 per bbl in 2004.  Oil prices in China averaged $48.44 per bbl during the third quarter of 2005 compared to $36.72 per bbl for the same period in 2004.

          Net income for the nine month period ended September 30, 2005 was $146.1 million, or $0.90 per diluted share, up 121 percent from $66.2 million, or $0.41 per diluted share, for the same period in 2004.  Operating cash flow(1) for the nine month period increased to $264.5 million, or $1.63 per diluted share, up 116 percent from $122.4 million, or $0.77 per diluted share, for the same period in 2004.

          Production for the nine month period increased to 52.0 Bcfe, compared to 32.3 Bcfe, a 61 percent increase from 2004.  Including the effects of hedging, average realized natural gas prices were $6.14 per Mcf during the nine month period, compared to $4.87 in 2004.  China oil prices for the nine months ended September 30, 2005 averaged $41.98 per bbl compared to $36.72 per bbl in 2004 while Wyoming oil prices averaged $56.92 per bbl compared to $38.83 per bbl in 2004.

          “Ultra Petroleum’s industry leading growth coupled with the industry’s lowest cost structure continues.  Our record earnings and cash flow mirror our growth rates in excess of 100 percent.  Once again we have established a new production record which I am confident will be exceeded by fourth quarter results,” commented Mike Watford, Chairman, President and CEO.  “We remain enthusiastic about the preliminary results from the deep test well and our work on eventual down spacing in the Pinedale Field continues.”

Ultra Petroleum Corporation
Consolidated Statement of Operations and Deficit

	For the Nine Months Ended		For the Quarter Ended

	Sept. 30, 2005	Sept. 30, 2004	Sept. 30, 2005	Sept. 30, 2004

Volumes
Oil liquids (Bbls) - WY	331,241	241,787	123,797	92,820
Oil crude (Bbls) - China	1,105,036	210,923	306,783	210,923
Natural Gas (Mcf) - WY	43,417,882	29,596,982	16,139,491	11,160,300
MCFE	52,035,544	32,313,242	18,722,971	12,982,758
Revenues
Oil sales - WY	$18,853,522	$9,387,668	$8,071,402	$3,910,036
Oil sales - China	46,389,035	7,745,093	14,859,184	7,745,093
Natural Gas sales	266,692,797	144,037,747	110,665,181	54,786,316
Total Revenues	331,935,354	161,170,508	133,595,767	66,441,445
Expenses
Production Costs - WY	6,336,316	4,104,257	2,318,646	1,574,589
Production Costs - China	4,699,000	889,000	1,079,000	889,000
Severance/Production Taxes	33,162,191	17,976,082	13,935,435	6,875,586
Gathering	12,318,895	8,778,545	4,602,121	3,259,412
Total Lease Operating	56,516,402	31,747,884	21,935,202	12,598,587
DD&A - WY	32,027,985	17,573,574	12,121,758	6,676,869
DD&A - China	5,138,753	1,031,413	1,149,067	1,031,413
General and administrative	8,440,487	4,306,767	2,758,533	1,562,379
Stock compensation	2,271,832	773,573	1,261,173	150,050
Total Expenses	104,395,459	55,433,211	39,225,733	22,019,298
Interest and other income	371,020	42,698	177,463	20,054
Interest and debt expense	2,856,011	2,802,381	787,604	853,469
Net income from continuing operations before income taxes	225,054,904	102,977,614	93,759,893	43,588,732
Income tax provision - deferred	78,994,271	36,796,518	32,909,724	15,713,358
Net Income	$146,060,633	$66,181,096	$60,850,169	$27,875,374
Cash Flow	$264,493,474	$122,356,174	$108,291,891	$51,447,064
EBITDA	$267,349,485	$125,158,555	$109,079,495	$52,300,533
Weighted Average - Basic	152,515,660	149,858,392	153,719,760	150,127,868
Weighted Average - Fully Diluted	161,538,906	159,914,880	162,231,248	160,181,814
Earnings per Share - Basic	$0.96	$0.44	$0.40	$0.19
Earnings per Share - Diluted	$0.90	$0.41	$0.38	$0.17
Cash Flow Per Share - Basic	$1.73	$0.82	$0.70	$0.34
Cash Flow Per Share - Diluted	$1.64	$0.77	$0.67	$0.32
Realized Prices
Oil liquids (Bbls) - WY	$56.92	$38.83	$65.20	$42.12
Oil crude (Bbls) - China	$41.98	$36.72	$48.44	$36.72
Natural Gas (Mcf)	$6.14	$4.87	$6.86	$4.91
Costs Per MCFE - Corporate
Lease Operating	$1.09	$0.98	$1.17	$0.97
DD&A	$0.71	$0.58	$0.71	$0.59
General and administrative - total	$0.21	$0.16	$0.21	$0.13
Interest	$0.05	$0.09	$0.04	$0.07
	$2.06	$1.81	$2.13	$1.76
Segment Costs Per MCFE
United States
Production Costs	$0.14	$0.13	$0.14	$0.13
Severance/Production Taxes	$0.73	$0.58	$0.83	$0.59
Gathering	$0.27	$0.28	$0.27	$0.28
DD&A	$0.71	$0.57	$0.72	$0.57
	$1.85	$1.56	$1.96	$1.57
China
Production Costs	$0.71	$0.70	$0.59	$0.70
DD&A	$0.78	$0.81	$0.62	$0.81
	$1.49	$1.51	$1.21	$1.51
Margins
Pre-tax income	68%	64%	70%	66%
Net Income	44%	41%	46%	42%
Operating segment margins
United States	82%	80%	82%	80%
China	90%	89%	93%	89%

These statements are unaudited and subject to adjustment.

(1)	“Operating cash flow” refers to cash flow from operations before net change in non-cash working capital.

All amounts expressed in US $
Reconciliation of cash flow from operations before changes in non-cash working capital

	For the Nine Months Ended		For the Quarter Ended

	Sept. 30, 2005	Sept. 30, 2004	Sept. 30, 2005	Sept. 30, 2004

Net cash provided by operating activities	278,841,789	119,758,546	110,874,554	59,690,289
Accounts payable and accrued liabilities	(16,708,441)	(1,783,174)	9,416,752	(13,157,993)
Deferred Revenue	(137,500)	(3,436,624)	(137,500)	(3,436,624)
Prepaid expenses and other current assets	(644,321)	2,795,440	(662,238)	(846,040)
Accounts Receivable	7,127,575	11,882,168	(7,525,096)	13,470,677
Inventory	292,776	457,656	400,883	(1,750,098)
Restricted cash	1,399	948	521	319
Other long-term obligations	(4,474,803)	(7,318,786)	(4,140,985)	(2,523,466)
Taxation payable	195,000	—	65,000	—
Cash flow from operations before changes in non- cash working capital	264,493,474	122,356,174	108,291,891	51,447,064

          Conference Call Webcast Scheduled for October 26, 2005
          Ultra Petroleum’s third quarter 2005 conference call will be available via live audio webcast at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) Wednesday, October 26, 2005.  To listen, log on to www.ultrapetroleum.com . The webcast will be archived on Ultra Petroleum’s website through February 10, 2006.

          About Ultra Petroleum
          Ultra Petroleum is an independent, exploration and production company focused on developing its long-life natural gas reserves in the Green River Basin of Wyoming, and oil reserves in Bohai Bay, offshore China.  Ultra is listed on the American Stock Exchange under the ticker “UPL” with 154,564,636 shares outstanding as of the date of this release.

          This release can be found at http://www.ultrapetroleum.com

          The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions.  We may use certain terms in this press release, relating to reserves and/or production that the SEC’s guidelines strictly prohibit us from including in filings with the SEC.  U.S. Investors are urged to consider closely the disclosure in our Form 10-K available from us at 363 North Sam Houston Parkway E., Suite 1200, Houston, TX 77060.  You can also obtain this form from the SEC by calling 1-800-SEC-0330.

          This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company’s businesses are set forth in their filings with the Securities and Exchange Commission.  Full details regarding the selected financial information provided above will be available in the Company’s annual report and in the Form 10-K.

SOURCE  Ultra Petroleum Corp.
          -0-                                                   10/25/2005
          /CONTACT:  Kelly L. Whitley, Manager Investor Relations of Ultra Petroleum Corp., +1-281-876-0120, ext. 302, or info@ultrapetroleum.com /
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          (UPL)